As filed with the Securities and Exchange Commission on September 3, 1998
                        Registration No. ___________

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                             GLOBAL A, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                        22-2686442
         (State or Other Jurisdiction           (I.R.S. Employer
       of Incorporation or Organization)     Identification Number)

   2300 Northlake Centre Drive, Suite 200, Tucker, Georgia 30084
    (Address of Principal Executive Offices)         (Zip Code)

                        Stock Bonus to John Ranko Lozo
                           (Full title of the plan)

                              Sumiyoshi Omure
                       Specialty Retail Services, Inc.
                          2300 Northlake Parkway, Suite 200
                            Tucker, Georgia 30084
                    (Name and address of agent for service)

                               (770) 496-4565
         (Telephone number, including area code, of agent for service)

                                  COPIES TO:
                           Robert J. Mottern, Esq.
                       Mottern, Fisher & Rosenthal, P.C.
                       2300 Northlake Centre Drive, Suite 200
                           Tucker, Georgia 30084
                               (770) 496-4565

                       CALCULATION OF REGISTRATION FEE

  Title of      Amount to be      Proposed      Proposed     Amount of
 Securities      Registered       Maximum       Maximum     Registration
   to be                          Offering      Aggregate      Fee
 Registered                       Price Per     Offering
                                  Share(1)      Price
 ----------    -------------      ---------    ----------   -----------
 Common Stock  50,000 shares      $8.5          $425,000     $125.38

(1) Calculated based on Rule 457(h). Average of the closing bid and asked prices as of August 31, 1998.

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                                PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents are incorporated by reference in this registration statement:

     (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (b) Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1997.

     (c) The description of Registrant's Common Stock contained in the Registration Statement filed with the Commission under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

     The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Restated Certificate of Incorporation and Bylaws of the Registrant, the officers, directors, employees and agents of the Registrant are entitled to indemnification from the Registrant for liabilities incurred in connection with the business or activities undertaken in their official capacities where acts involved did not constitute intentional misconduct, a knowing violation of law, or the receipt of impermissible personal benefit. Furthermore, the Registrant's Restated Certificate of Incorporation limit the personal liability of directors to the Registrant and its stockholders, except where a business opportunity of the Registrant is appropriated in violation of the director's duty of loyalty and in the case of acts or omissions involving intentional misconduct or a knowing violation of law. Therefore, while the directors and officers may be accountable to the Registrant as fiduciaries, the Registrant has a more limited right of action then it would have absent the indemnification and liability limitation provisions contained in the Registrant's Bylaws and Certificate of Incorporation.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

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

ITEM 8.      EXHIBITS.

 Exhibit No.        Exhibit

    4.1       Restated Certificate of Incorporation
              (filed as an exhibit to the Registrant's Registration Statement on Form S-18 (Reg. No. 33-29702-NY) and incorporated herein by reference)

    4.2       Amendment to Restated Certificate of Incorporation
              (filed as an exhibit to the Registrant's Registration Statement on Form S-18 (Reg. No. 33-29702-NY) and incorporated herein by reference)

    4.3       Amendment to Restated Certificate of Incorporation
              (filed as an exhibit to the Registrant's Form 8-K dated August 11, 1998, and incorporated herein by reference)

    4.4       Specimen Stock Certificate
              (filed as an exhibit to Amendment No. 1 of the Registrant's Registration Statement on Form S-18 and incorporated herein by reference)

    4.5       Bylaws
              (filed as an exhibit to the Registrant's Registration Statement on Form S-18 (Reg. No. 33-29702-NY) and incorporated herein by reference)

    5.1       Opinion Regarding Legality

    24.1      Consent of Tanner+Co

    24.2      Consent of Mottern, Fisher & Rosenthal, P.C. (included in
              Exhibit 5.1)

ITEM 9.      UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed
                                    3
to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on September 1, 1998.

                 SPECIALTY RETAIL SERVICES, INC.

                 By:  /s/ Sumiyoshi Omure
                      Sumiyoshi Omure
                      President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


September 1, 1998             /s/ Sumiyoshi Omure
Date                           Sumiyoshi Omure
                               President and Director



September 1, 1998             /s/ Hisao Edo
Date                           Hisao Edo
                               Chief Executive Officer (Principal
                               Executive Officer) and Chairman



September 1, 1998             /s/ John Ranko Lozo
Date                           John Ranko Lozo
                               Vice President and Director